Exhibit 99.1

COMPUTER VISION SYSTEMS LABORATORIES, CORP. FILES 14C

FOR NAME CHANGE AND AUTHORIZED SHARE INCREASE; ROCHON CAPITAL AGREES TO DEFER RECEIVING ADDITIONAL SHARES

For Immediate Release

Dallas, TX (April 12, 2013) —

Computer Vision Systems Laboratories Corp. (Ticker: CVSL) chairman John Rochon said today that the company has filed a Schedule 14C with the Securities and Exchange Commission with the decision to amend CVSL’s Florida Articles of Incorporation to change its name to CVSL Inc. and to increase its authorized shares of common stock.  The amendment to the Articles of Incorporation will be effective no earlier than 20 calendar days after the definitive schedule 14C is sent to CVSL’s shareholders.  Mr. Rochon stated that having additional authorized shares available was necessary to pursue its acquisition strategy in the direct selling industry.

At the same time, Mr. Rochon announced that Rochon Capital Partners, Ltd., CVSL’s majority shareholder, intends to defer receipt of the previously-approved additional 504,813,514 shares that it would receive promptly following the increase in the number of CVSL’s authorized shares.

“I want shareholders to know that CVSL is committed to preserving shareholder value and is extremely pleased to announce that Rochon Capital will be indefinitely deferring the issuance of the additional shares of CVSL’s common stock to Rochon Capital, which were previously authorized to be issued last September in the original Share Exchange Agreement,” said Mr. Rochon.

“CVSL is continuing to review ways to pursue its acquisition goals while keeping the total number of outstanding shares of CVSL’s common stock as low as possible,” he added.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding Rochon Capital’s intended deferral of receipt of the previously approved additional shares and CVSL’s future share issuances are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties, and other factors, including our ability to pursue our acquisition plans without increasing our outstanding number of shares, Rochon Capital’s continued deferral and the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 and those discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

CVSL contact:  Russell Mack  rmack@richmont.net  972 398-7136

www.cvsl.us.com